EXHIBIT 10(y)
THE SHERWIN-WILLIAMS COMPANY
2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
Form of
Nonqualified Stock Option Award — Additional Terms and Conditions
          1. Grant of Option. The Board of Directors (the “Board”) of The Sherwin-Williams Company (the “Company”) has granted an option to you pursuant to a Notice of Award that has been delivered to you. Each option entitles you to purchase from the Company one share of Common Stock of the Company at the Option Price per share in accordance with the terms of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (the “Plan”), the related Prospectus, the Notice of Award, these Additional Terms and Conditions, and such other rules and procedures as may be adopted by the Company. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
          2. Vesting of Option. (A) The option (unless terminated as hereinafter provided) shall be exercisable only to the extent of one-third of the shares after you shall have been in the continuous employ of the Company or any Subsidiary for one full year from the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive full years thereafter during which you shall have been in the continuous employ of the Company or any Subsidiary.
     (B) Notwithstanding Section 2(A) above, the option shall become immediately exercisable in full if you should die while in the employ of the Company or any Subsidiary.
     (C) Notwithstanding Section 2(A) above, the option shall become immediately exercisable in full in the event of a Change of Control of the Company, as defined in Section 5, below.
          3. Termination of Option. The option shall terminate on the earliest of the following dates:
     (A) The date on which you cease to be an employee of the Company or a Subsidiary, unless you cease to be such employee by reason of (i) death, (ii) disability or (iii) retirement under a retirement plan of the Company or a Subsidiary at or after satisfying the age and service criteria as provided for in the applicable retirement plan of the Company or a Subsidiary or retirement at an earlier age with the consent of the Board (“Retirement”);
     (B) Three years after the date of your death if (i) you die while an employee of the Company or a Subsidiary or (ii) you die following your Retirement;
     (C) Three years after the date you are terminated by the Company or a Subsidiary as a result of expiration of available disability leave of absence pursuant to applicable Company policy due to sickness or bodily injury;

     (D) Ten years from the Date of Grant; or
     (E) The date on which you knowingly or willfully engage in misconduct, which is materially harmful to the interests of the Company or a Subsidiary as determined by the Board.
          4. Exercise and Payment of Option. To the extent exercisable, the option may be exercised in whole or in part from time to time. The Option Price shall be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company by you of nonforfeitable, unrestricted shares of Common Stock of the Company owned by you and having an aggregate Market Value Per Share at the time of exercise of the option equal to the total Option Price of the shares of Common Stock which are the subject of such exercise, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.
          5. Change of Control. A “Change of Control” shall be deemed to have occurred if:
     (A) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the “Exchange Act”) who or that, together with all “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) of such person, is the Beneficial Owner (as defined below) of ten percent (10%) or more of the shares of Common Stock then outstanding, except:
          (i) the Company;
          (ii) any of the Company’s subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;
          (iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or
          (iv) any such person who has reported or may, pursuant to Rule 13d-l(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.
Notwithstanding the foregoing: (a) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial

Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person’s percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and (b) if the Board determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.
     (B) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
     (C) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:
          (i) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or
          (ii) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person, together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (A)(iv) above) of the combined voting power of the Company’s then outstanding securities.
     (D) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person, together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.
     (E) The shareholders of the Company approve a plan of complete liquidation of the Company.
     For purposes of this Section 5, a person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
          (x) which such person or any of such person’s Affiliates or Associates is considered to be a “beneficial owner” under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;
          (y) which such person or any of such person’s Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this definition) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
          (z) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this definition) or disposing of any securities of the Company;
provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange

Act; and provided, further, that nothing in this Section 5 shall cause a person engaged in business as an underwriter or securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board may determine in any specific case.
          6. Transferability, Binding Effect. The option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you or, in the case of your legal incapacity, only by your guardian or legal representative. These Additional Terms and Conditions bind you and your guardians, legal representatives and heirs.
          7. Compliance with Law. The option shall not be exercisable if such exercise would involve a violation of any law.
          8. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with exercise of the option, it shall be a condition to such exercise that you pay or make provision satisfactory to the Company for payment of all such taxes.
          9. No Right to Future Awards or Employment. The option award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. The option award and any related payments made to you will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained herein will not confer upon you any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate your employment or other service at any time.
          10. Severability. If any provision of these Additional Terms and Conditions or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of these Additional Terms and Conditions and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
          11. Governing Law. These Additional Terms and Conditions shall be governed by and construed with the internal substantive laws of the State of Ohio, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
          12. Application of The Sherwin-Williams Company Executive Compensation Adjustment and Recapture Policy. You acknowledge and agree that the terms and conditions set forth in The Sherwin-Williams Company Executive Compensation Adjustment and Recapture Policy (“Policy”) are incorporated in these Additional Terms and Conditions by reference. To the extent the Policy is applicable to you, it creates additional rights for the Company with respect to your option award.

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